    As filed with the Securities and Exchange Commission on February 7, 2000

                                                      Registration No. 333-91759
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 2 TO

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             MAIN STREET TRUST, INC.
             (Exact Name of Registrant as Specified in its Articles)
                                      6712
            (Primary Standard Industrial Classification Code Number)
          ILLINOIS
(State or Other Jurisdiction of                            37-1338484
 Incorporation or Organization)             (I.R.S. Employer Identification No.)

      100 WEST UNIVERSITY AVENUE, CHAMPAIGN, ILLINOIS 61820,(217) 351-6500 (Address, including zip code and telephone number, including area code, of
                   Registrant's principal executive offices)

                                GREGORY B. LYKINS
                                  VICE CHAIRMAN
                             MAIN STREET TRUST, INC.
                           100 WEST UNIVERSITY AVENUE
                            CHAMPAIGN, ILLINOIS 61820
                                 (217) 351-6500
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)
                                 WITH COPIES TO:

                                                                             THEODORE L. EISSFELDT, ESQ.
          JOHN E. FREECHACK, ESQ.                                                JOSEPH HEMKER, ESQ.
           DENNIS R. WENDTE, ESQ.                                           HOWARD & HOWARD ATTORNEYS PC
BARACK FERRAZZANO KIRSCHBAUM PERLMAN & NAGELBERG                                ONE TECHNOLOGY PLAZA
    333 WEST WACKER DRIVE, SUITE 2700                                      211 FULTON STREET, SUITE 600
          CHICAGO, ILLINOIS 60606                                              PEORIA, ILLINOIS 61602
             (312) 984-3100                                                      (309) 672-1483

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES TO THE
PUBLIC: As soon as practicable after this registration statement becomes effective.

         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /


                                          CALCULATION OF REGISTRATION FEE
====================================================================================================================================

                                                               PROPOSED MAXIMUM              PROPOSED MAXIMUM            AMOUNT OF
      TITLE OF EACH CLASS OF            AMOUNT TO BE            OFFERING PRICE              AGGREGATE OFFERING          REGISTRATION
    SECURITIES TO BE REGISTERED         REGISTERED(1)            PER SHARE(2)                    PRICE(2)                  FEE(3)
------------------------------------ -------------------- ---------------------------- ----------------------------- ---------------
Common stock, $0.01 par value         10,631,088 shares      $21.76 value per share            $231,345,373               $ 61,076
====================================================================================================================================

(1) Represents the estimated maximum number of shares to be issued pursuant to the merger agreement dated as of August 12, 1999, among First Decatur Bancshares, Inc., a Delaware corporation, BankIllinois Financial Corporation, a Delaware corporation, and Main Street Trust, Inc.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f)(1) and (2) under the Securities Act of 1933, as amended, based upon $23.03 per share, the average of the bid and asked price as quoted on November 29, 1999, on the OTC Bulletin Board for the 6,073,812 shares of BankIllinois Financial common stock, the maximum number of shares outstanding at the effective time of the merger, and based upon $32.875 per share, the average of the bid and asked price as quoted on November 29, 1999 on the OTC Bulletin Board for the 2,764,970 shares of First Decatur common stock, the maximum number of shares outstanding at the effective time of the merger, to be exchanged for the common stock of the registrant pursuant to the merger agreement.

(3) The Registration Fee was previously paid to the commission.

         DELAYING AMENDMENT: The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, Main Street Trust, Inc., has duly caused this Amendment No. 2 to Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Champaign, State of Illinois, this 7th day of February, 2000.

                                                         MAIN STREET TRUST, INC.

                                                        By: /s/ John W. Luttrell
                                                            --------------------
                                                            John W. Luttrell
                                                            Chairman

                                                        By: /s/ Van A. Dukeman
                                                            --------------------
                                                            Van A. Dukeman
                                                            President and Chief
                                                            Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 2 to Form S-4 Registration Statement has been signed on February 7, 2000 by the following persons in their capacities indicated.


        SIGNATURE                                 CAPACITY

/s/ John W. Luttrell                              Chairman of the Board of Directors
---------------------------------
         John W. Luttrell

/s/ Gregory B. Lykins                             Vice Chairman of the Board of Directors
---------------------------------
         Gregory B. Lykins

                                  EXHIBIT INDEX



Exhibit                                                                                             Filed
Number                       Description of Exhibit                     Previously Filed           Herewith
-------------- --------------------------------------------------- ---------------------------- ---------------

2.1            Agreement and Plan of Merger, providing for the                  X
               combination of BankIllinois Financial and First
               Decatur pursuant to their merger with and into
               Main Street

2.2            Form of Affiliate Undertaking                                    X

3.1            Articles of Incorporation of Main Street                         X

3.2            Form of Amended and Restated Articles of                         X
               Incorporation on Main Street Trust, Inc. to be
               adopted at the effective time of the merger

3.3            Bylaws of Main Street                                            X

5.1            Opinion of Barack Ferrazzano Kirschbaum Perlman &                X
               Nagelberg

8.1            Opinion of RSM McGladrey, Inc. regarding certain                 X
               tax matters

23.1           Consent of Barack Ferrazzano Kirschbaum Perlman &
               Nagelberg                                                        X

23.2           Consent of Olive LLP                                                                   X

23.3           Consent of RSM McGladrey, Inc.                                                         X

23.4           Consent of Howard & Howard Attorneys P.C.                        X

23.5           Consent of Keefe, Bruyette & Woods, Inc.                         X

23.6           Consent of ABN AMRO Incorporated                                 X

27             Financial Data Schedule                                          X

99.1           Form of Proxy to be delivered to the Shareholders
               of BankIllinois                                                  X

99.2           Form of Proxy to be delivered to the Stockholders
               of First Decatur                                                 X

99.3           Consent of persons named as future director of
               Main Street                                                      X

99.4           Consent of person named as future director of
               Main Street                                                      X

99.5           Consent of person named as future director of
               Main Street                                                      X

99.6           Consent of person named as future director of
               Main Street                                                      X

99.7           Consent of person named as future director of
               Main Street                                                      X



99.8           Consent of person named as future director of
               Main Street                                                      X

99.9           Consent of person named as future director of
               Main Street                                                      X

99.10          Consent of person named as future director of
               Main Street                                                      X

99.11          Consent of person named as future director of
               Main Street                                                      X

99.12          Consent of person named as future director of
               Main Street                                                      X

99.13          Consent of person named as future director of
               Main Street                                                      X
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